UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report August 22, 2013

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 22, 2013 Patterson Companies, Inc. issued a press release announcing its financial results for the first quarter of fiscal year 2014 ended July 27, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On August 22, 2013 the Company announced a plan to divest certain non-core product lines in its medical segment. As a result of the plan to dispose of these product lines, the Company expects to incur a pre-tax restructuring charge in the range of $15,000,000 to $17,000,000, or approximately $0.12 per diluted share. Approximately $14,000,000 to $15,000,000 of the restructuring charge will be non-cash losses on disposal of assets. The remainder of the restructuring charge will result in cash expenditures in connection with the closing of a facility. A majority of the restructuring charge will be taken in the second quarter of fiscal year 2014. The Company estimates that disposing of these product lines will generate operational savings of approximately $2,000,000 beginning in fiscal year 2015. A copy of the press release announcing the plan is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

99.1	Press release of Patterson Companies, Inc., dated August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: August 22, 2013	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Patterson Companies, Inc., dated August 22, 2013.